Exhibit 4

COMMON STOCK

PAR VALUE $0.10

CERTIFICATE No.                                           WELLS FINANCIAL CORP.                                               SHARES

INCORPORATED UNDER THE

LAWS OF THE STATE OF MINNESOTA                                             SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 949759 10 4

THIS

CERTIFIES

THAT

IS THE

OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.10 PAR VALUE PER SHARE OF

Wells Financial Corp.

The shares represented by this certificate are transferable only on the stock transfer books of the corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the articles of incorporation of the corporation ("Articles) and any amendments thereto (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents. The shares represented by this certificate are not a deposit or account and are not federally insured or guaranteed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, Wells Financial Corp. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:

SECRETARY                                                                                  PRESIDENT   CORPORATE

SEAL

Incorporated 1994

Minnesota

WELLS FINANCIAL CORP.

The shares represented by this certificate are subject to a limitation contained in the Articles to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock ( the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit and may have their voting rights reduced below the Limit. In addition, for five years from the initial sale of the corporation's common stock, no person or entity may offer to acquire or acquire over 10% of the then outstanding shares of any class of equity securities of the corporation.

The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this certificate may not be cumulatively voted in the election of directors of the corporation. The affirmative vote of a majority of a committee of the disinterested directors of the corporation shall be required to approve a business combination with an Interested Shareholder, as defined in the Articles. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend this and certain other provisions of the Articles.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -          as tenants in common             UNIF GIFT MIN ACT -____________Custodian_____________

                                                                                                                                      (Cus)                               (Minor)

TEN ENT -           as tenants by the entireties

                                                                                                                                    under Uniform Gifts to Minors

JT TEN -    as joint tenants with right of

                            survivorship and not as tenants                                                            Act ________________________

                             in common                                                                                                         (State)

Additional abbreviations may also be used through not in the above list.

FOR VALUE RECEIVED ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

                                                                                                                                                 shares of the common stock represented by the within certificate and do hereby irrevocably constitute and appoint

                                                                                                                                                         Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated	X

X

NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

COUNTERSIGNED AND REGISTERED:

[Transfer Agent]

AUTHORIZED SIGNATURE